UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2025

STAGWELL INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-13718	86-1390679
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One World Trade Center, Floor 65

New York, NY 10007

(Address of principal executive offices) (Zip Code)

(646) 429-1800

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	STGW	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On April 23, 2025, certain subsidiaries of Stagwell Inc., a Delaware corporation (the “Company”), entered into the Second Amended and Restated Credit Agreement (the “Second Amended and Restated Credit Agreement”), by and among Stagwell Marketing Group LLC, Stagwell Global LLC and Maxxcom LLC (together, the “Borrowers”), the other Loan Parties, Lenders and Issuing Banks (each as defined therein) party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent thereunder. The Second Amended and Restated Credit Agreement amends and restates that certain Amended and Restated Credit Agreement, dated as of August 2, 2021, as heretofore amended or modified from time to time (the “Existing Credit Agreement”), by and among the Borrowers, the other Loan Parties, Lenders and Issuing Banks party thereto, and the Administrative Agent.

The Second Amended and Restated Credit Agreement, effective as of April 23, 2025, amends and restates the Existing Credit Agreement, to, among other things, (i) provide additional revolving commitments in an aggregate principal amount of $110.0 million for a total of $750.0 million; (ii) extend the maturity date to April 23, 2030; (iii) amend the applicable margin used to calculate the interest rate or borrowings thereunder; and (iv) make any other changes or modifications as agreed with the Lenders.

The foregoing description of the Second Amended and Restated Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Second Amended and Restated Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Credit Agreement set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	Second Amended and Restated Credit Agreement, dated as of April 23, 2025, by and among Stagwell Marketing Group LLC, Stagwell Global LLC, Maxxcom LLC, as the Borrowers, the other Loan Parties party thereto, the Lenders party thereto, the Issuing Banks party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain schedules and attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to provide, on a supplemental basis, a copy of any omitted schedules and attachments to the Securities and Exchange Commission or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2025

STAGWELL INC.

By:	/s/ Peter McElligott
Peter McElligott
General Counsel